                                                                   EXHIBIT 21


                        WARNACO GROUP INC. AND SUBSIDIARIES

Subsidiaries of the Registrant

     Warnaco Group Inc. ("Warnaco"), a Delaware corporation, consolidates all majority owned subsidiaries. The principal consolidated subsidiaries, all of which are wholly owned by Warnaco or its wholly-owned subsidiaries, except as indicated, are listed below. Included on the list are subsidiaries which individually are not significant subsidiaries but primarily represent subsidiaries in countries in which the Company has operations. The names of Warnaco's other consolidated subsidiaries, which are primarily wholly owned by Warnaco or its wholly-owned subsidiaries, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                Incorporation
 Company                                                       Country or State
---------------------------------------------------------   ---------------------
184 Benton Street Inc.                                      Delaware
A.B.S. Clothing Collection Inc.                             Delaware
Abbeville Manufacturing Co.                                 Delaware
AEI Management Corporation                                  Delaware
Authentic Fitness Corporation                               Delaware
Authentic Fitness de Mexico, S.A. de C.V.                   Mexico
Authentic Fitness (H.K.) Ltd.                               Barbados
Authentic Fitness of Canada Inc.                            Canada
Authentic Fitness Online Inc.                               Nevada
Authentic Fitness Products Inc.                             Delaware
Authentic Fitness Retail Inc.                               Delaware
Blanche Inc.                                                Delaware
Broadway Jeanswear Company Inc.                             Delaware
Broadway Jeanswear Holding Inc.                             Delaware
Broadway Jeanswear Sourcing Inc.                            Delaware
CCC Acquisition Corp.                                       Delaware
CCC Acquisition Realty Corp.                                Delaware
CCC Cal. Corp.                                              Delaware
CCC Ten Corp.                                               Delaware
C.F. Hathaway Company                                       Delaware
Calvin Klein France SnC                                     France
Calvin Klein Jeanswear Company                              Delaware
Centro de Corte de Tetla S.A. de C.V.                       Mexico
CKJ Holdings Inc.                                           Delaware
CKJ Sourcing Inc.                                           Delaware
Designer Holdings Ltd.                                      Delaware
Designer Holdings Overseas Ltd.                             Hong Kong
Donatex-Warnaco S.A.                                        Belgium
Eratex-Warnaco Lac Two GmbH & Co. KG                        Germany
Euralis S.A.S.                                              France
GJM (HK) Manufacturing Ltd.                                 Hong Kong
GJM (Philippines) Manufacturing Inc.                        Philippines
GJM Lanka Manufacturing (Private) Ltd.                      Sri Lanka
Gregory Street Inc.                                         Delaware
Hamlet Manufacturing S.A.                                   Honduras
Hamlet Shirt Company Ltd.                                   United Kingdom
Izka SC                                                     France
Jeanswear Holdings Inc.                                     Delaware
Juarmex S.A. de C.V.                                        Mexico
Kai Jay Manufacturing Company                               Delaware
Lejaby S.A.S.                                               France
Lenitex-Warnaco GesmbH                                      Austria
Leratex-Warnaco Ltd.                                        United Kingdom
Linda Vista de Tlaxcala S.A. de C.V.                        Mexico
Linda Vista de Veracruz S.A. de C.V.                        Mexico
Lintex-Warnaco S.A.                                         Switzerland
LMK Ltd.                                                    Isle of Jersey
Mullion International BVI                                   British Virgin Islands
Mulmkion B.V.                                               Netherlands
Myrtle Avenue Inc.                                          Delaware
New Bedford Shippers Corp.                                  Delaware
Olga de Villanueva S.A.                                     Honduras
Olguita de Mexico S.A.                                      Mexico
Outlet Holdings Inc.                                        Delaware
Outlet Stores Inc.                                          Delaware
Panyu GJM Shatou Manufacturing Limited                      China
Penhaligon & Jeavons Investment Ltd.                        United Kingdom
Penhaligon's by Request, Inc.                               Delaware
Penhaligon's Ltd.                                           United Kingdom
Penhaligon's Pacific Ltd.                                   Hong Kong
PMJ S.A.                                                    France
Private Pleasures Ltd.                                      United Kingdom
Rio Sportswear Inc.                                         Delaware

                        WARNACO GROUP INC. AND SUBSIDIARIES

Subsidiaries of the Registrant

     Warnaco Group Inc. ("Warnaco"), a Delaware corporation, consolidates all majority owned subsidiaries. The principal consolidated subsidiaries, all of which are wholly owned by Warnaco or its wholly-owned subsidiaries, except as indicated, are listed below. Included on the list are subsidiaries which individually are not significant subsidiaries but primarily represent subsidiaries in countries in which the Company has operations. The names of Warnaco's other consolidated subsidiaries, which are primarily wholly owned by Warnaco or its wholly-owned subsidiaries, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                 Incorporation
 Company                                                        Country or State
---------------------------------------------------------   -----------------------
                                                                >
Tilbes Servisport Inc.                                      Canada
Ubertech Products Inc.                                      Texas
Ventures Ltd.                                               Delaware
Vista de Huamantla S.A. de C.V.                             Mexico
Vista de Puebla S.A. de C.V.                                Mexico
Vista de Yucatan S.A. de C.V.                               Mexico
WAC Internacional Distribucion S.A. de C.V.                 Mexico
Warmana Limited                                             Delaware
Warnaco (H.K.) Ltd.                                         Barbados
Warnaco B.V.                                                Netherlands
Warnaco France SARL                                         France
Warnaco Holland B.V.                                        Netherlands
Warnaco Inc.                                                Delaware
Warnaco International Inc.                                  Delaware
Warnaco Intimo (Spain) S.A.                                 Spain
Warnaco Japan K.K.                                          Japan
Warnaco Lac One GmbH                                        Germany
Warnaco Lac Two GmbH                                        Germany
Warnaco Ltd. (U.K.)                                         United Kingdom
Warnaco Men's Sportswear Inc.                               Delaware
Warnaco Netherlands B.V.                                    Netherlands
Warnaco of Canada Company                                   Canada
Warnaco Operations Corporation                              Delaware
Warnaco Sourcing Inc.                                       Delaware
Warnaco South Africa (Proprietary) Limited                  South Africa
Warnaco SrL                                                 Italy
Warnaco U.S. Inc.                                           Connecticut
Warnaco Ventures Ltd.                                       Delaware
Warner's (EIRE) Teoranta                                    Ireland
Warner's (U.K.) Ltd.                                        United Kingdom
Warner's Aiglon S.A.                                        France
Warner's Company (Belgium) S.A.                             Belgium
Warner's de Costa Rica Inc.                                 Delaware
Warner's de Honduras S.A.                                   Honduras
Warner's de Mexico S.A. de C.V.                             Mexico